                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____


                           ------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                           36-0899825
                                                         (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS              60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)


                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                           ------------------------

                           UNION PLANTERS CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

         TENNESSEE
   (STATE OR OTHER JURISDICTION OF           62-0859007
   INCORPORATION OR ORGANIZATION             (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

         7130 GOODLETT FARMS PARKWAY
         MEMPHIS, TENNESSEE                  38018
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)


         SENIOR DEBT SECURITIES ISSUED PURSUANT TO THE SENIOR INDENTURE SUBORDINATED DEBT SECURITIES ISSUED PURSUANT TO THE SUBORDINATED INDENTURE
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of the Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; and The Board of Governors of the Federal Reserve System, Washington D.C..

                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4. A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 10th day of August, 1999.

                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE


                      BY   /S/ SANDRA L. CARUBA
                           ------------------------------
                           SANDRA L. CARUBA
                           VICE PRESIDENT




* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                      August 10, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the indenture between Union Planters Corporation and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO



                                    BY:  /S/ SANDRA L. CARUBA
                                         --------------------
                                             SANDRA L. CARUBA
                                             VICE PRESIDENT

                                   EXHIBIT 7

Legal Title of Bank:       The First National Bank of Chicago  Call Date: 03/31/99  ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460                                     Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------
CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding on the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                       DOLLAR AMOUNTS IN THOUSANDS C400
                                                                                                                   ----
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                             RCFD
                                                                                        ----
     a. Noninterest-bearing balances and currency and coin(1)................           0081         3,809,517         1.a
     b. Interest-bearing balances(2).........................................           0071         4,072,166         1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)............           1754                 0         2.a
     b. Available-for-sale securities (from Schedule RC-B, column D).........           1773        12,885,728         2.b
3.   Federal funds sold and securities purchased under agreements to
     resell..................................................................           1350         4,684,756         3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule                         RCFD
                                                                                        ----
     RC-C)...................................................................           2122        34,304,806         4.a
     b. LESS: Allowance for loan and lease losses............................           3123           411,476         4.b
     c. LESS: Allocated transfer risk reserve................................           3128             3,884         4.c
     d. Loans and leases, net of unearned income, allowance, and                        RCFD
                                                                                        ----
        reserve (item 4.a minus 4.b and 4.c).................................           2125        33,889,446         4.d
5.   Trading assets (from Schedule RD-D).....................................           3545         5,100,499         5.
6.   Premises and fixed assets (including capitalized leases)................           2145           754,052         6.
7.   Other real estate owned (from Schedule RC-M)............................           2150             5,244         7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)..........................................           2130           201,068         8.
9.   Customers' liability to this bank on acceptances outstanding............           2155           265,041         9.
10.  Intangible assets (from Schedule RC-M)..................................           2143           285,709        10.
11.  Other assets (from Schedule RC-F).......................................           2160         2,987,184        11.
12.  Total assets (sum of items 1 through 11)................................           2170        68,940,410        12.

-----------------


(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:         The First National Bank of Chicago       Call Date:  03/31/99 ST-BK:  17-1630 FFIEC 031
Address:                     One First National Plaza, Ste 0460                                             Page RC-2
City, State  Zip:            Chicago, IL  60670
FDIC Certificate No.:        0/3/6/1/8
                             ---------

SCHEDULE RC-CONTINUED                                                                  DOLLAR AMOUNTS IN
                                                                                          THOUSANDS
                                                                                          ---------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C                 RCON
        from Schedule RC-E, part 1) ...................................       2200             22,163,664          13.a
        (1) Noninterest-bearing(1) ....................................       6631              9,740,100          13.a1
        (2) Interest-bearing...........................................       6636             12,423,564          13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and              RCFN
        IBFs (from Schedule RC-E, part II).............................       2200              19,273,426         13.b
        (1) Noninterest bearing .......................................       6631                 334,741         13.b1
        (2) Interest-bearing ..........................................       6636              18,938,685         13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                           RCFD 2800          4,405,792         14
15.  a. Demand notes issued to the U.S. Treasury                              RCON 2840            173,505         15.a
     b. Trading Liabilities(from Schedule RC-D)........................       RCFD 3548          4,824,567         15.b

16.  Other borrowed money:                                                    RCFD
     a. With original maturity of one year or less.....................       2332               7,453,761         16.a
     b. With original maturity of more than one year...................       A547                 330,300         16.b
     c. With original maturity of more than three years................       A548                 357,737         16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding ..........       2920                 265,041         18.
19.  Subordinated notes and debentures ................................       3200               2,600,000         19.
20.  Other liabilities (from Schedule RC-G) ...........................       2930               1,878,367         20.
21.  Total liabilities (sum of items 13 through 20) ...................       2948              63,726,160         21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus ....................       3838                       0         23.
24.  Common stock .....................................................       3230                 200,858         24.
25.  Surplus (exclude all surplus related to preferred stock) .........       3839               3,239,836         25.
26.  a. Undivided profits and capital reserves ........................       3632               1,813,367         26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities ....................................................       8434                 (37,357)        26.b
     c. ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES.............       4336                       0         26.c
27.  Cumulative foreign currency translation adjustments...............       3284                  (2,454)        27.
28.  Total equity capital (sum of items 23 through 27).................       3210                5,214,250        28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).............................       3300               68,940,410        29.

Memorandum
To be reported only with the March Report of Condition.
1.       Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
         auditors as of any date during 1996........................................ RCFD 6724 ...... [ N/A           ]  Number
                                                                                                                         M.1.

1   =    Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2   =    Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3   =    Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4.  =    Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5   =    Review of the bank's financial statements by external auditors
6   =    Compilation of the bank's financial statements by external auditors
7   =    Other audit procedures (excluding tax preparation work)
8   =    No external audit work


----------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.